UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2007

Domino’s Pizza, Inc.

Domino’s, Inc.

(Exact name of Registrant as specified in charter)

Delaware Delaware	001-32242 333-74797	38-2511577 38-3025165
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Numbers)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of Principal Executive Offices)

(734) 930-3030

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 12, 2007, Domino’s, Inc. (“the Company”), entered into a five-year forward-starting interest rate swap agreement with a notional amount of $1.25 billion to hedge the interest rate variability of the coupon payments associated with the anticipated issuance of up to $1.85 billion of securitized debt in connection with the recapitalization plan that was announced by Domino’s Pizza, Inc. on February 7, 2007. Under the swap agreement, the Company has agreed to pay a fixed interest rate of approximately 5.16%, beginning on March 31, 2008 through March 31, 2013, in exchange for receiving floating payments based on three-month LIBOR on the same $1.25 billion notional amount for the same five-year period. The swap agreement is expected to be cash settled, in accordance with its terms, concurrent with the issuance date of the securitized debt.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.

DOMINO’S, INC.

Name:  /s/    L. David Mounts

Title:      Executive Vice President,

                Chief Financial Officer

Date:  February 14, 2007